Exhibit 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

January 23, 2015

Box, Inc.

4440 El Camino Real

Los Altos, California 94022

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Box, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 37,268,764 shares of Class A common stock, par value $0.0001 per share, and 22,568,764 shares of Class B common stock, par value $0.0001 per share, consisting of: (i) 12,200,000 shares of Class A common stock reserved for issuance under the 2015 Equity Incentive Plan, (ii) 2,500,000 shares of Class A common stock reserved for issuance under the 2015 Employee Stock Purchase Plan, (iii) 19,600,398 shares of Class B common stock reserved for issuance under the 2011 Equity Incentive Plan (and the 19,600,398 shares of Class A common stock issuable upon conversion of such shares of Class B common stock), and (iv) 2,968,366 shares of Class B common stock reserved for issuance under the 2006 Stock Incentive Plan (and the 2,968,366 shares of Class A common stock issuable upon conversion of such shares of Class B common stock) (which plans are referred to herein as the “Plans” and which shares of Class A common stock and Class B common stock are collectively referred to herein as the “Shares”).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.